EXHIBIT 99.1

MTBC Reports Fourth Quarter and Full Year 2014 Results

Company Provides 2015 Guidance

Fourth Quarter 2014 Financial Results

  138% Revenue Growth over Fourth Quarter 2013
  GAAP Net Loss of $996,000, or $0.10 per Share
  Non-GAAP Adjusted Net Income of ($1.0 million), or ($0.10) per Share

Full Year 2014 Financial Results

  75% Revenue Growth over Year 2013
  GAAP Net Loss of $4.5 million, or $0.64 per Share
  Non-GAAP Adjusted Net Income of ($2.3 million), or ($0.21) per Share

SOMERSET, N.J., March 27, 2015 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the fourth quarter and full year 2014. Full year 2014 results cover a period that includes five months subsequent to the completion of MTBC's initial public offering and concurrent acquisition of Omni, Practicare and CastleRock, and as such are not indicative of results that will be reported in future fiscal periods.

  For the fourth quarter 2014, total revenue was $7.1 million, compared to $3.0 million in 2013, an increase of 138%.
  Total revenue for the year ended December 31, 2014 was $18.3 million, compared to $10.5 million for the year ended 2013, an increase of 75%.

"We are pleased with our 2014 results, which are in line with our expectations, and demonstrate that the integration and conversion to our platform is progressing well," said Mahmud Haq, MTBC's chairman and chief executive officer. "Our fourth quarter results represent the progress we have made integrating the businesses we acquired, reducing expenses and progressing toward profitability. We believe we have a lot of great opportunities ahead of us and look forward to demonstrating the true power of our business model in the months and years to come."

  For the fourth quarter 2014, GAAP Net Loss was $996,000, or $0.10 per share, compared to GAAP Net Income of $29,000, or $0.01 per share, in 2013.
  For the fourth quarter 2014, non-GAAP Adjusted Net Income was ($1.0 million), or ($0.10) per share, compared to non-GAAP Adjusted Net Income of $246,000, or $0.05 per share, in 2013.
  For the fourth quarter 2014, Adjusted EBITDA was ($838,000), or (11.8%) of revenue, compared to Adjusted EBITDA of $516,000, or 17.3% of revenue, in 2013.
  For the year ended December 31, 2014, GAAP Net Loss was $4.5 million, or $0.64 per share, compared to GAAP Net Loss of $178,000, or $0.03 per share, in 2013.
  For the year ended December 31, 2014, non-GAAP Adjusted Net Income was ($2.3 million), or ($0.21) per share, compared to non-GAAP Adjusted Net Income of $546,000, or $0.11 per share, in 2013.
  For the year ended December 31, 2014, Adjusted EBITDA was ($1.7 million), or (9.4%) of revenue, compared to Adjusted EBITDA of $1.1 million, or 10.2% of revenue, in 2013.

"The year 2014 reflects just over five months of revenue and expenses for the three acquired businesses," said Bill Korn, MTBC's chief financial officer. "We expanded our offshore facilities and workforce, and have identified cost savings from right-shoring and are reducing the facility expenses of the acquired businesses, which will start to be reflected in our 2015 results. Moreover, we are making good progress towards becoming cashflow and EBITDA positive."

"The ($1.7 million) Adjusted EBITDA loss for the year is primarily due to expenses in two categories: post-acquisition ramp-up costs and non-recurring expenses. First, during the year, we spent approximately $1.3 million ramping up our offshore operations by hiring and training new employees to support the integration of the acquired accounts. This allowed us to reduce our reliance on subcontractors and U.S. employees from the businesses we acquired by approximately $400,000 in the fourth quarter which will result in larger savings in future periods. Second, the loss reflects $483,000 of non-recurring IPO-related bonuses for most employees worldwide with a year or more of service," continued Bill Korn.

"On a GAAP basis, we had a $4.5 million loss in the year. The $2.8 million difference between Adjusted EBITDA and the GAAP loss reflects $1.1 million of integration and transaction costs for the three acquisitions, $259,000 of stock-based compensation, $157,000 of net interest expense, $135,000 of foreign currency losses, and a non-cash tax provision of $176,000, required by ASC 740. The GAAP loss also includes $2.5 million of non-cash amortization expenses related to purchased intangible assets, offset by a $1.8 million non-cash gain on contingent consideration, reflecting the lower value of the shares issued to the businesses we acquired at the time of the IPO, primarily because of a decline in the price of our stock," continued Bill Korn.

The Company has restated its third quarter 2014 results to correct the accounting for 1.3 million of the shares issued in connection with its acquisitions of Omni, Practicare and CastleRock. Because the number of shares issued to the sellers will be adjusted based on actual revenues from each acquisition after a year, the shares subject to adjustment are considered contingent consideration. This requires that they be accounted for as a liability, not equity, even though they cannot be redeemed for cash. Third quarter 2014 was restated to include $425,000 of gain from reduction in the fair value of contingent consideration, and the full year of 2014 includes $1.8 million of gain, primarily due to the decline in the price of the Company's stock.

"As of today we have already transitioned more than 90% of the core operational workflows of the acquired companies to our offshore team, have transitioned 85% of the accounts to our technology platform and negotiated new facility lease terms at most of the acquired businesses. Moreover, we're pleased to have officially on-boarded more than 80 team members from the acquired businesses who are now proactively supporting our local clients and leading our local business growth. As a result of our new lease terms, rightsizing, and migration to our platform, we look forward to experiencing notable reductions in our expenses in the first and second quarters of 2015," said Stephen Snyder, MTBC's president.

"We're also very pleased about the progress we've made at laying the foundation for accelerating our organic growth. To achieve our growth targets, we have taken various steps, including hiring a new vice president of sales. Likewise, we are actively testing a unique and very competitive pricing model and we're encouraged by the initial feedback we've received," continued Stephen Snyder.

The Company is providing its 2015 guidance, summarized in the following table:

For the Fiscal Year Ending December 31, 2015
Forward-Looking Guidance
Revenue	$30 million
Adjusted EBITDA	$2.0 - $3.0 million
Adjusted Net Income per Share	($0.10) - ($0.20)

The company anticipates 2015 full-year revenue of approximately $30 million, which represents growth of 64% over 2014, excluding any major acquisitions that may occur during the year. Revenue during the first quarter will be below this run rate, since all industry participants experience lower revenues during the first quarter, as consumers face deductibles with their health care plans. We anticipate that our new marketing campaign will grow revenue in the third and fourth quarters. MTBC is on track to reach 30% Adjusted EBITDA margins from the existing business during the fourth quarter of 2015. The Company expects to approach break-even during first quarter, and anticipates positive Adjusted EBITDA during the second quarter, based on right-sizing, elimination of subcontractors and reduced spending for leases and other expenses which have already been instituted.

MTBC ended 2014 with approximately $1.0 million of cash. In March 2015 the Company's revolving line of credit with TD Bank was increased from $1.2 million to $3.0 million. This line of credit renews in November of each year, subject to the approval of MTBC and TD Bank, and has been renewed annually for the past seven years. As this line of credit is subject to renewal before year-end, the Company's independent registered public accounting firm will include a going concern disclosure in its audit report.

"The increase of our line of credit from $1.2 million to $3.0 million in March of this year underscores our longstanding and strong relationship with TD Bank," concluded Mahmud Haq.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Friday, March 27, 2015 to discuss the year 2014 results and other matters. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing "MTBC Fourth Quarter 2014 Earnings Call." An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through April 17, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10061870.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform is designed to help our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to: our ability to manage our growth; our ability to retain customers of the businesses we acquire, rationalize costs, retain key employees of the businesses we acquire, and to migrate acquired customers to our solutions and services; our ability to compete with other companies that are developing and selling services that are competitive with our products and services and who may have greater resources and name recognition than we do; our ability to maintain our operations in Pakistan and continue to offer competitively priced products and services; market acceptance of our products and services; changes in the healthcare industry and the changing regulatory environment we operate in; our ability to attract and retain personnel, including the services of Mahmud Haq; our ability to protect or enforce our intellectual property rights; and our ability to maintain and protect the privacy of our customers' and their patients' data. Moreover, we operate in a very competitive environment subject to rapidly changing regulations. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this press release.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$ 1,048,660	$ 497,944
Accounts receivable - net of allowance for doubtful accounts of $165,000 and $58,183 at December 31, 2014 and 2013, respectively	3,007,314	1,009,416
Current assets - related party	24,284	23,840
Prepaid expenses	315,901	49,660
Other current assets	188,541	165,018
Deferred income taxes	--	41,829
Total current assets	4,584,700	1,787,707

PROPERTY AND EQUIPMENT - Net	1,444,334	505,344
INTANGIBLE ASSETS - Net	8,377,837	1,534,780
GOODWILL	8,560,336	344,000
OTHER ASSETS	140,053	1,600,783
TOTAL ASSETS	$ 23,107,260	$ 5,772,614
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,082,342	$ 200,469
Accrued compensation	836,525	262,523
Accrued expenses	1,113,108	422,373
Accrued IPO costs	--	430,125
Deferred rent	12,683	11,667
Deferred revenue	37,508	56,686
Accrued liability to related party	153,931	93,596
Borrowings under line of credit	1,215,000	1,015,000
Note payable - related party (current portion)	470,089	--
Notes payable - other (current portion)	596,616	916,104
Contingent consideration	2,626,323	--
Total current liabilities	8,144,125	3,408,543
NOTES PAYABLE
Note payable - related party	--	735,680
Notes payable - other	48,564	425,587
Note payable - convertible note	--	472,429
	48,564	1,633,696
OTHER LONG-TERM LIABILITIES	--	38,142
DEFERRED RENT	551,343	519,000
DEFERRED REVENUE	42,631	54,736
Total liabilities	8,786,663	5,654,117
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding none at December 31, 2014	--	--
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 9,711,604 shares at December 31, 2014 and 5,101,770 shares at December 31, 2013	9,712	5,102
Additional paid-in capital	18,979,976	251,628
(Accumulated deficit) retained earnings	(4,460,129)	49,121
Accumulated other comprehensive loss	(208,962)	(187,354)
Total shareholders' equity	14,320,597	118,497
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 23,107,260	$ 5,772,614

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	2014	2013
NET REVENUE	$ 18,303,264	$ 10,472,751
OPERATING EXPENSES:
Direct operating costs	10,636,851	4,272,979
Selling and marketing	253,280	248,975
General and administrative	9,942,600	4,743,673
Research and development	531,676	386,109
Change in contingent consideration	(1,811,362)	--
Depreciation and amortization	2,791,368	948,531
Total operating expenses	22,344,413	10,600,267
Operating loss	(4,041,149)	(127,516)
OTHER:
Interest income	26,605	23,929
Interest expense	(183,466)	(160,065)
Other (expense) income - net	(134,715)	230,146
LOSS BEFORE INCOME TAXES	(4,332,725)	(33,506)
INCOME TAX PROVISION	176,525	144,490
NET LOSS	$ (4,509,250)	$ (177,996)
NET LOSS PER SHARE
Basic and diluted loss per share	$ (0.64)	$ (0.03)
Weighted-average basic and diluted shares outstanding	7,084,630	5,101,770

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	2014	2013
OPERATING ACTIVITIES:
Net loss	$ (4,509,250)	$ (177,996)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,791,368	948,531
Deferred rent	9,088	28,735
Deferred revenue	(31,283)	(9,174)
Deferred income taxes	153,364	106,988
Provision for (recovery of) doubtful accounts	169,299	(32,824)
Foreign exchange loss (gain)	123,210	(196,582)
Forgiveness of advance to shareholder	--	69,208
Gain from reduction in referral fee	(105,523)	--
Gain on disposal of assets	(286)	(13,001)
Interest accretion and other costs on convertible promissory note	77,263	--
Stock-based compensation expense	258,878	--
Change in contingent consideration	(1,811,362)	--
Other	(13,234)	10,571
Changes in operating assets and liabilities:
Accounts receivable	(2,167,193)	(22,164)
Other assets	72,235	26,698
Accounts payable and other liabilities	2,283,237	189,978
Net cash (used in) provided by operating activities	(2,700,189)	928,968
INVESTING ACTIVITIES:
Capital expenditures	(1,116,191)	(286,505)
Advances to related party	(2,494)	(381,721)
Repayment of advances to related party	2,494	227,721
Acquisitions	(11,536,639)	(275,000)
Proceeds from sale of assets	--	9,214
Net cash used in investing activities	(12,652,830)	(706,291)
FINANCING ACTIVITIES:
Proceeds from IPO of common stock, net of costs in 2014 and 2013	17,167,294	--
Proceeds from note payable to related party	165,000	1,000,000
Repayments of note payable to related party	(430,591)	(115,319)
Repayments of notes payable - other	(1,222,884)	(912,642)
Proceeds from line of credit	5,725,446	4,907,985
Repayments of line of credit	(5,525,446)	(4,464,297)
Proceeds from notes payable − convertible note	--	500,000
IPO-related costs	--	(882,725)
Net cash provided by financing activities	15,878,819	33,002
EFFECT OF EXCHANGE RATE CHANGES ON CASH	24,916	(26,058)
NET INCREASE IN CASH	550,716	229,621
CASH - Beginning of the period	497,944	268,323
CASH - End of period	$ 1,048,660	$ 497,944
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition through issuance of promissory note	$ --	$ 1,225,000
Contingent consideration resulting from acquisitions	$ 4,437,685	$ --
Equity resulting from acquisitions	$ 1,601,677	$ --
Conversion of note to common stock	$ 587,835	$ --
Financed assets	$ 78,421	$ 6,401
Purchase of insurance through issuance of note	$ 486,858	$ --
Accrued IPO-related costs	$ --	$ 430,125
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$ 5,230	$ 22,000
Interest	$ 147,192	$ 155,433

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Year ended December 31,
	2014	2013
Net Revenue	$ 18,303,264	$ 10,472,751

GAAP net loss	$ (4,509,250)	$ (177,996)

Provision for income taxes	176,525	144,490
Net interest expense	156,861	136,136
Other expense (income) - net	134,715	(230,146)
Stock-based compensation expense	258,878	--
Depreciation and amortization	2,791,368	948,531
Integration and transaction costs	1,076,480	248,343
Change in contingent consideration	(1,811,362)	--
Adjusted EBITDA	$ (1,725,785)	$ 1,069,358

Adjusted EBITDA Margin	(9.4%)	10.2%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Share."

	Year ended December 31,
	2014	2013
GAAP net loss	$ (4,509,250)	$ (177,996)

Other expense (income)	134,715	(230,146)
Stock-based compensation expense	258,878	--
Amortization of purchased intangible assets	2,502,725	705,803
Integration and transaction costs	1,076,480	248,343
Change in contingent consideration	(1,811,362)	--
Non-GAAP Adjusted Net Income	$ (2,347,814)	$ 546,004

End-of-period shares	10,999,133	5,101,770

Non-GAAP Adjusted Net Income per Share	$ (0.21)	$ 0.11

For purposes of determining non-GAAP adjusted net income per share, the Company used the number of common shares outstanding at the end of the years December 31, 2014 and 2013 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions. No tax effect has been provided as the Company has sufficient carryforward losses to offset the applicable taxes.

	Year ended December 31,
	2014	2013
GAAP net loss per diluted share	$ (0.64)	$ (0.03)

GAAP net loss per end-of-period share	(0.41)	(0.03)
Other expense (income)	0.01	(0.05)
Stock-based compensation expense	0.02	--
Amortization of purchased intangible assets	0.23	0.14
Integration and transaction costs	0.10	0.05
Change in contingent consideration	(0.16)	--
Non-GAAP Adjusted Net Income per Share	$ (0.21)	$ 0.11

End-of-period shares	10,999,133	5,101,770

	Year ended December 31,
	2014	2013
Basic and fully diluted shares outstanding	9,711,604	5,101,770
Shares recorded as contingent consideration	1,287,529	--
End-of-period shares	10,999,133	5,101,770

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines "Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration and transaction costs, and changes in contingent consideration, and defines "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other expense (income), integration and transaction costs, changes in contingent consideration, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Share" as non-GAAP Adjusted Net Income divided by total shares outstanding at the end of the period, including the shares which are considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense (income) – net. Other expense (income) is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration and transaction costs. Integration costs are the severance payments for certain employees relating to the acquisitions, and transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the Acquired Businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC's stock prices as well as changes in the forecasted revenues of the Acquired Businesses.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:

         Bill Korn
         Chief Financial Officer
         Medical Transcription Billing, Corp.
         bkorn@mtbc.com
         732-873-5133